CUSIP NO. 803438 10 4                Page 13  of  16  Pages
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                 STOCK PURCHASE AGREEMENT


     This STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into as of January 31, 1997 by and between Triarc Companies, Inc., a Delaware corporation (the "Seller"), and Chimel Trustee Company Limited, a Jersey corporation (the "Purchaser").

     WHEREAS, the Seller wishes to sell to the Purchaser, and the Purchaser wishes to acquire from the Seller, 300,000 shares (the "Shares") of Class A common stock, $.01 par value per share (the "Common Stock") of Saratoga Beverage Group, Inc, a Delaware corporation (the "Company"), for an aggregate purchase price of $300,000 (the "Purchase Price"); and

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants hereinafter set forth, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser hereby agree as follows:


1. Purchase and Sale of Shares. The Seller agrees to sell to the Purchaser and, upon and subject to the terms and conditions hereof and in reliance upon the representations and warranties of the Seller, the Purchaser agrees to purchase from the Seller, the Shares for the Purchase Price.

     2. Closing. The Shares are to be sold and delivered at a closing (the "Closing"), to be held on January 31, 1997 (the "Closing Date"), at the offices of the Seller at 280 Park Avenue, New York, New York. On the Closing Date, the Seller shall deliver to the Purchaser a certificate evidencing the Shares, free and clear of all Encumbrances (as defined herein), duly endorsed for transfer in blank or accompanied by a stock power duly endorsed in blank by the Seller with any requisite documentary or stock transfer taxes affixed thereto. The delivery of the Shares shall be made against payment by wire transfer of immediately available funds to the account of the Seller, in the amount of the Purchase Price.

     3. Representations and Warranties of the Seller. The Seller hereby represents and warrants to the Purchaser as follows:

         (a) Authority. The Seller has all necessary corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The Seller has taken all necessary corporate action to authorize the execution, delivery and performance by it of this Agreement. This Agreement has been duly executed and delivered by the Seller and, and assuming due authorization, execution and delivery of the Agreement by the Purchaser, this Agreement constitutes the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms.

         (b) The Shares. The Seller owns the Shares, free and clear of all pledges, liens, security interests, mortgages, charges, adverse claims of ownership or use, or other encumbrances of any kind, including preemptive rights (each, an "Encumbrance").

         (c)  Consents and Approvals; No Conflict.    The execution and delivery
 of this Agreement by the Seller do not, and the performance of this Agreement by the Seller will not, require any prior consent, approval, authorization or other action by, or prior filing with or notification to, any


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CUSIP NO. 803438 10 4                Page 14  of  16  Pages
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governmental or regulatory authority. The execution, delivery and performance of this Agreement by the Seller do not (i) conflict with or violate the charter or by-laws of the Seller, or (ii) except as would not prevent the Seller from performing any of its material obligations under this Agreement, conflict with or violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to the Seller.

         (d) Absence of Litigation. No claim, action, proceeding or investigation is pending, or to the best knowledge of the Seller, threatened, which seeks to delay or prevent the consummation of the transactions contemplated hereby or which would be reasonably likely to adversely affect the Seller's ability to consummate the transactions contemplated hereby.

         (e) Extent of Offering. Subject in part to the truth and accuracy of the Purchaser's representations set forth in Section 4 of this Agreement, the offer, sale and issuance of the Shares as contemplated by this Agreement are exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and of each state where the Shares are offered or sold, and neither the Seller nor, to the best of the Seller's knowledge, any agent acting on its behalf, will take any action hereafter that would cause the loss of such exemption.

         (f) Company Financing. The Seller acknowledges that it is aware that the Company is in discussions with associates of the Purchaser, which may result in one or more of such associates entering into a transaction with the Company.

     4. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Seller as follows:

         (a) Authority. The Purchaser has all necessary power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The Purchaser has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement. This Agreement has been duly executed and delivered by the Purchaser and, assuming due authorization, execution and delivery by the Seller, this Agreement constitutes a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms.

         (b) Consents and Approvals; No Conflict. The execution and delivery of this Agreement by the Purchaser do not, and the performance of this Agreement by the Purchaser will not, require any prior consent, approval, authorization or other action by, or prior filing with or notification to, any governmental or regulatory authority. The execution, delivery and performance of this Agreement by the Purchaser do not (i) conflict with or violate the organizational or other governing documents of the Purchaser, or (ii) except as would not prevent the Purchaser from performing any of its material obligations under this Agreement, conflict with or violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to the Purchaser.

         (c) Absence of Litigation. No claim, action, proceeding or investigation is pending, or to the best knowledge of the Purchaser, threatened, which seeks to delay or prevent the consummation




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CUSIP NO. 803438 10 4                Page 15  of  16  Pages
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of the transactions  contemplated  hereby or which would be reasonably likely to
adversely  affect  or  restrict  the  Purchaser's   ability  to  consummate  the
transactions contemplated hereby.

         (d) Private Placement. The Purchaser is acquiring the Shares solely for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution thereof. The Purchaser acknowledges that the Shares are not registered under the Securities Act and that no Shares may be transferred or sold except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable. The Purchaser acknowledges that the Shares involve a great deal of risk. The Purchaser is able to (i) bear the economic risk of the investment in the Company, (ii) afford a complete loss of such investment, and (iii) hold indefinitely the Shares.

     5.  Miscellaneous.

         (a) Notices. Any notice, request or other communication required or permitted by this Agreement shall be in writing (including telecopier or facsimile or similar writing) and shall be deemed to have been duly given or made as of the date delivered, mailed or sent if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) or overnight carrier or sent by telecopier to the other party.

         (b) Expenses. The Purchaser hereby agrees that all fees and expenses incurred by the Purchaser in connection with this Agreement shall be borne by the Purchaser, and the Seller hereby agrees that all fees and expenses incurred by the Seller shall be borne by the Seller, in each case including without limitation all fees and expenses of such party's counsel and accountants.

         (c) Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes any prior oral or written agreement between the parties.

         (d) No Third-Party Beneficiaries; Assignment. This Agreement is for the sole benefit of and binding upon the parties hereto and their permitted successors and assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. This Agreement shall be binding upon the parties hereto and their respective successors and assigns, and shall inure to the benefit of and be enforceable by the parties hereof and their respective successors and assigns.

         (e) Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         (f) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to the principles of conflicts of laws thereof.




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CUSIP NO. 803438 10 4                 Page 16 of  16  Pages
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     IN WITNESS WHEREOF, the Purchaser and the Seller have caused this Agreement to be executed as of the date first written above.


                                TRIARC COMPANIES, INC.


                                By:              \s\
                                   --------------------------------
                                     Name:
                                     Title:


                                CHIMEL TRUSTEE COMPANY LIMITED


                                By:                  \s\
                                   --------------------------------
                                     Name:
                                     Title:




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